UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2012

METABOLIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33133	04-3158289
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

21 Erie Street, Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 583-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On January 9, 2012, Metabolix, Inc., a Delaware corporation (the “Company”), was notified by ADM Polymer Corporation (“ADM Sub”), a Delaware corporation and a wholly owned subsidiary of Archer-Daniels-Midland Company (“ADM”), that, effective as of February 8, 2012, ADM Sub was terminating the Commercial Alliance Agreement dated as of July 12, 2006 (the “Commercial Alliance Agreement”) by and among the Company, ADM Sub and Telles, LLC, a Delaware limited liability company formerly known as ADM/Metabolix Sales Company, LLC (“Telles”).

ADM recently undertook a strategic review of its business investments and activities and made the decision to focus resources outside of Telles.  As the basis for the decision, ADM indicated that the projected financial returns from the alliance were too uncertain.

Pursuant to the terms of the Commercial Alliance Agreement, the termination of the Commercial Alliance Agreement triggers the termination of the other agreements among the Company, ADM Sub, Telles and their affiliates, including without limitation (i) the Operating Agreement of Telles dated as of July 14, 2006 by and between the Company and ADM Sub and (ii) the Letter Agreement dated as of November 3, 2004 by and between the Company and ADM (collectively with the Commercial Alliance Agreement, the “Commercial Alliance Agreements”).  The Commercial Alliance Agreements will all terminate effective as of February 8, 2012.

A brief description of the terms and conditions of the Commercial Alliance Agreements and the relationship between the Company and ADM are summarized below.

The Metabolix / ADM Collaboration

Commercial Alliance Agreement

The Commercial Alliance Agreement specified the terms and structure of the relationship between the Company and ADM. The primary function of this agreement was to establish the activities and obligations of the Company and ADM by which the parties agreed to commercialize PHA bioplastics, which have been marketed under the brand name Mirel. These activities included: the establishment of a joint sales company, Telles, to market and sell Mirel, the construction of a manufacturing facility capable of producing 110 million pounds of material annually (the “Commercial Manufacturing Facility”), the licensing of technology to Telles and to ADM, and the conducting of various research, development, manufacturing, sales and marketing, compounding and administrative services by the parties.

Telles is a limited liability company, formed and equally owned by the Company and ADM, and was intended to: (i) serve as the commercial entity to establish and develop the commercial market for Mirel, and conduct the marketing and sales in accordance with the goals of the commercial alliance, (ii) assist in the coordination and integration of the manufacturing, compounding and marketing activities, and (iii) administer and account for financial matters on behalf of the parties. The Company and ADM each have 50% ownership and voting interest in

Telles.  Pursuant to the terms of the Commercial Alliance Agreement, the termination of the Commercial Alliance Agreement triggers the dissolution, winding up and liquidation of Telles.

A summary of the key activities under the Commercial Alliance Agreement is as follows: (i) ADM agreed to arrange for, finance the construction of, and own, a facility in which it would manufacture Mirel under contract to Telles, (ii) the Company agreed to either arrange for and finance the acquisition or construction of a facility in which it would compound Mirel or it would arrange for third parties to compound Mirel, and (iii) the Company, acting in the name and on behalf of Telles, agreed to establish the initial market for Mirel. The Company also agreed to continue its research and development efforts to further advance the technology and expand and enhance the commercial potential of Mirel. Subject to certain limitations, ADM agreed to finance the working capital requirements of Telles.

The Commercial Alliance Agreement called for Telles to pay the Company quarterly support payments of $1,575,000 each. The last of fourteen quarterly support payments was received as of June 30, 2009.

During the “Construction Phase” of the agreement all pre-commercial material production expenses incurred by ADM and the Company were to be shared equally.  The Construction Phase of the commercial alliance was scheduled to end, and the Commercial Phase was scheduled to begin, upon the achievement of a milestone referred to in the Commercial Alliance Agreement as “First Commercial Sale.” Achievement of this milestone required the sale by Telles to third parties of at least one million pounds of Mirel manufactured at the Commercial Manufacturing Facility. Qualifying sales were required to meet certain criteria, including a minimum order size, product acceptance by the customers in accordance with the terms of their contracts, and receipt of payment, in order for such sales to contribute towards First Commercial Sale.

During the Commercial Phase of the Commercial Alliance Agreement, Telles agreed to pay the Company royalties on sales of Mirel. In addition, if Telles were to engage the Company to perform certain services, and the Company accepted the service arrangement, Telles agreed to reimburse the Company for the cost of the services provided pursuant to the Commercial Alliance Agreement.

While Telles was a fifty-fifty joint venture, ADM advanced a disproportionate share of the financial capital needed to construct the Commercial Manufacturing Facility and to fund the joint venture’s activities. Therefore, the Commercial Alliance Agreement provided that all profits, after payment of all royalties, reimbursements and fees, from Telles would first be distributed to ADM until ADM’s cost of constructing the Commercial Manufacturing Facility and any negative net cash flow of Telles funded by ADM had been returned. Once ADM had recovered such amounts, the profits of Telles were to be distributed in equal amounts to the parties. In order to track the disproportionate investments ADM has made, a Ledger Account was established to record the respective investments made by the parties.

The Commercial Alliance Agreement provided for expansion of the operations of Telles beyond the initial license of 110 million pound annual production through an equally-owned joint venture. While certain principles of the joint venture had been agreed to, the detailed terms and conditions were not to be determined until a later date.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

The disclosure contained in Item 1.02 above is incorporated herein by this reference.  In connection with the termination of the Commercial Alliance Agreements, the Company expects to incur restructuring charges of approximately $2 to $3 million in 2012.

Item 7.01.  Regulation FD Disclosure.

On January 12, 2012, the Company issued a press release announcing the termination of the Commercial Alliance Agreement.  The full text of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release dated January 12, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: January 12, 2012	By:	/s/ Joseph D. Hill
		Name:	Joseph D. Hill
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 12, 2012